FORM OF
ADDENDUM DATED ___________
TO THE SUB-ADVISORY AGREEMENT
DATED [                                               ]

This Addendum, dated as of ___________, hereby supplements the Sub-Advisory Agreement (the “Sub-Advisory Agreement”), dated December 29, 2010, by and between Neuberger Berman Management LLC, a Delaware limited liability company (“Manager”), and Neuberger Berman Fixed Income LLC, a Delaware limited liability company (“Adviser”), solely with respect to Neuberger Berman Risk Balanced Commodity Strategy Fund (“Commodity Fund”), a series of Neuberger Berman Alternative Funds, a Delaware statutory trust (“Trust”).

WHEREAS, a portion of the assets of the Commodity Fund may be held in one or more wholly-owned subsidiaries of the Commodity Fund (referred to herein collectively as the “Subsidiary”);

WHEREAS, the Manager desires to retain the Adviser as investment adviser to furnish investment advisory and portfolio management services to the Subsidiary, and the
Adviser is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.              The Adviser agrees to manage the portion of Fund assets held through the Subsidiary pursuant to the same terms, conditions and obligations applicable to the Commodity Fund under the Sub-Advisory Agreement. For these purposes, all references in the Sub-Advisory Agreement to “Series,” with respect to the Commodity Fund, shall also refer to the Subsidiary, unless the context dictates otherwise.

2.              For the avoidance of doubt, for purposes of computing the advisory fee under Section 2 of the Sub-Advisory Agreement, the assets and liabilities of the Subsidiary will be treated as if they are held directly by the Commodity Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of [___] of [____________ 2011].

NEUBERGER BERMAN MANAGEMENT LLC

Name:
Title:

NEUBERGER BERMAN FIXED INCOME LLC

Name:
Title:

Date: [ ]